Exhibit 23
To
Form 11-K for 2001

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-38743) of Broadwing Inc. of our report dated June 14, 2002 relating to the financials statements of Cincinnati Bell Savings and Security Plan, which appears on this Form 11-K.

/s/ PricewaterhouseCoopers LLP
Cincinnati, Ohio
June 24, 2002